Exhibit 99.1

Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

Polymer Group, Inc. Appoints Dennis Norman Chief Financial Officer

Keith Hall Named Interim Chief Accounting Officer

For Immediate Release

Friday, Dec. 11, 2009

[Charlotte, N.C.] — Polymer Group, Inc. (OTC Bulletin Board: POLGA; POLGB) (PGI) announced today that Dennis Norman has been appointed chief financial officer of the company.  Norman previously served as vice president, strategy and corporate development.

Norman has been a key leader with PGI over the last 10 years, responsible for such areas as capital markets, mergers and acquisitions, strategic planning, corporate development and investor relations.   He joined the company in 1999 in investor relations and financial analysis, and was named to the senior leadership team in 2003 as vice president, strategic planning and communication.  Prior to joining PGI, Norman was with First American Corporation, a financial services company, holding positions in corporate banking, strategic planning and investor relations for the bank.

“I am pleased that Dennis has accepted the CFO position and look forward to his continued contributions to the success of the company,” said Veronica “Ronee” Hagen, chief executive officer of PGI.  “In his new role, Dennis will play a critical part in developing and implementing PGI’s global strategies to support the company’s growth and global leadership position.”

Keith Hall, who has been serving as interim chief financial officer, will continue to assist the company as interim chief accounting officer.  The company has an ongoing search for that position.

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 15 manufacturing and converting facilities in nine countries throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements speak only as of the date of this release.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; inability to meet existing debt covenants; achievement of objectives for strategic acquisitions and dispositions; inability to achieve successful or timely start-up on new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For further information, please contact:

Cliff Bridges

Global Marketing and HR Communications Director

(704) 697-5168

bridgesc@pginw.com

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